Exhibit 5.1

January 2, 2015

Scorpio Bulkers Inc.

9, Boulevard Charles III

MC 98000

Monaco

Re:	Scorpio Bulkers Inc.

Ladies and Gentlemen:

We have acted as counsel to Scorpio Bulkers Inc. (the “Company”), a Marshall Islands corporation, in connection with the Company’s registration statement on Form F-3 (File No. 333-            ) (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”), as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of $500,000,000 of the Company’s securities, which may include shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”), shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Shares”), debt securities of the Company (the “Debt Securities”), warrants to purchase the Company’s securities (the “Warrants”), rights to purchase the Company’s securities (the “Rights”), purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), and units comprised of any of the foregoing securities (the “Units” and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Rights and the Purchase Contracts, the “Primary Securities”). The Registration Statement also registers for resale under the Securities Act an aggregate of 83,348,978 Common Shares (the “Secondary Shares”) of the Company held by certain selling shareholders to be identified in a prospectus supplement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”), and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and others.

Scorpio Bulkers Inc.

January 2, 2015

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands and the State of New York:

1. The Common Shares and the Preferred Shares constituting a portion of the Primary Securities have been duly authorized and when (i) the Company has taken all necessary action to approve the issuance of such Common Shares and Preferred Shares, the terms of the offering thereof and related matters and (ii) the Common Shares and Preferred Shares constituting a portion of the Primary Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement thereto, upon payment of the consideration thereof or provided for therein, and assuming the total number of such issued Common Shares or Preferred Shares, together with such total number of Common Shares or Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of such authorized Common Shares or Preferred Shares under the Company’s Amended and Restated Articles of Incorporation, as amended and then in effect, then such Common Shares and Preferred Shares constituting a portion of the Primary Securities will be validly issued, fully paid and non-assessable.

2. The Common Shares constituting the Secondary Shares have been duly authorized and are validly issued, fully paid and non-assessable.

3. With respect to the Warrants, the Rights and the Purchase Contracts (together the “Subscription Securities”), when (i) the Company has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters and (ii) the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement or similar agreement approved by the Company and upon payment of the consideration therefor, if any, provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Subscription Securities will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

Scorpio Bulkers Inc.

January 2, 2015

4. With respect to the Debt Securities, when the applicable indenture relating to such Debt Securities (the “Indenture”) has been duly qualified and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and the terms of the offering thereof and related matters and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company and upon payment of the consideration thereof or provided for therein, the Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

5. With respect to the Units, when the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and the Units have been issued and delivered in accordance with the terms of the applicable agreement approved by the Company upon payment of the consideration thereof or provided for therein then the Units will be validly issued, fully paid, and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands and the State of New York as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP